Inland Real Estate Corporation
814 Commerce Drive, Suite 300
Oak Brook, IL 60523
(888) 331-4732

NEWS RELEASE

Inland Real Estate Corporation Pays March and Declares Conditional April
Cash Distribution to Common Stockholders

OAK BROOK, IL (March 17, 2016) - Inland Real Estate Corporation (NYSE: IRC) (“the Company” or “IRC”) announced that today it paid a cash distribution of $0.0475 per share on the outstanding shares of its common stock to common stockholders of record at the close of business on March 1, 2016.

In addition, the Company is declaring a conditional cash distribution of $0.0475 per share on the outstanding shares of its common stock, payable on April 18, 2016, to common stockholders of record at the close of business on April 1, 2016. This distribution will not be paid and the common stockholders shall have no right to the distribution if the previously disclosed merger (the “Merger”) between the Company and Midwest Retail Acquisition Corp. (“Merger Sub”), an indirect wholly owned subsidiary of DRA Growth and Income Fund VIII, LLC (“Parent”) and DRA Growth and Income Fund VIII (A) (together with Parent, the “Parent Parties”), is consummated during the month of March. Consummation of the Merger is subject to the satisfaction of the conditions set forth in the Merger Agreement dated as of December 14, 2015 among the Company, Merger Sub and the Parent Parties (the “Merger Agreement”). On March 23, 2016, the Company will hold a special meeting of stockholders for the purpose of acting on, among other matters, the approval of the Merger and the transactions contemplated by the Merger Agreement.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-advised and self-managed publicly traded real estate investment trust (REIT) focused on owning and operating open-air neighborhood, community, and power shopping centers located in well-established markets primarily in the Central and Southeastern United States. As of December 31, 2015, the Company owned interests in 132 fee simple investment properties, including 36 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet. Additional information on Inland Real Estate Corporation is available at www.inlandrealestate.com.

Forward Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not reflect historical facts and instead reflect our management’s intentions, beliefs, expectations, plans or predictions of the future.  Forward-looking statements can often be identified by words such as “seek,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, and the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee of $30 million plus expenses; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or any of the transactions contemplated by the Merger Agreement; the failure to satisfy the conditions to completion of the transactions contemplated by the Merger Agreement, including the failure to obtain the required approval of the Company’s stockholders; the failure of the Parent Parties to consummate their necessary financing arrangements; risks that the Merger disrupts current plans and operations of the Company and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local, national and global economic, credit and capital market conditions on the economy in general, and other risks and uncertainties; including but not limited to the risks listed and described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016, as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information about the Merger and Where to Find It
This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval. The proposed Merger of the Company will be submitted to the stockholders of the Company for their approval. In connection with the proposed Merger, the Company has filed with the SEC relevant materials, including a definitive proxy statement which has been mailed or otherwise disseminated to the Company’s stockholders on or about February 18, 2016. COMPANY STOCKHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement and other relevant documents filed by the Company with the SEC at the SEC’s website, www.sec.gov, or from the Company at its website, www.inlandrealestate.com, or by contacting the Company’s Investor Relations department at 888-331-4732 or ir@inlandrealestate.com.

The Company and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding the Company’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K and quarterly reports on Form 10-Q, previously filed with the SEC. Additional information regarding the direct and indirect interests of the Company’s directors and officers in the proposed merger may be obtained by reading the proxy statement relating to the proposed merger, when it becomes available.

Company Contacts:
Dawn Benchelt, Investor Relations Director
(630) 451-8243, ir@inlandrealestate.com